UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 2, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2008, g8wave Holdings, Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with Bradley M. Mindich, a stockholder and member of the board of directors of the Company (the “Board”). The Letter of Intent was unanimously approved by the disinterested members of the Board immediately prior to its execution.

Pursuant to the terms of the Letter of Intent, the Company would sell to Mr. Mindich or his designee (collectively, the “Buyer”) all of the capital stock of the Company’s wholly-owned subsidiary, g8wave, Inc. (the “Subsidiary Shares”), which shares constitute substantially all of the Company’s assets. As a result, if this transaction is consummated, the Company will have nominal operations and assets and will be a shell company as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

In exchange for the Subsidiary Shares, Mr. Mindich and/or the Buyer would (i) surrender to the Company all right, title, and interest in and to all of the capital stock of the Company currently owned by Mr. Mindich (approximately 39% of the Company outstanding shares), (ii) would assume all known liabilities of the Company, subject to certain exceptions, (iii) pay to the Company $30,000 at closing, (iv) agree to pay all amounts necessary for the Company to continue its existence and remain in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission and state securities regulators for a period of 12 months after the closing, subject to certain caps, and (v) continue the Company’s D&O policy coverage for a period of 3 years after the closing.

The terms of the Letter of Intent are not comprehensive and additional terms will be incorporated into a definitive stock purchase agreement to be negotiated by the Company and Mr. Mindich. The transaction is also expected to be subject to certain customary conditions to closing, including, without limitation, the approval by the Company’s disinterested stockholders.

The foregoing description of the Letter of Intent and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Letter of Intent, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Board has set the close of business on April 2, 2008 as the record date for holders of the Company’s capital stock to vote upon the transactions contemplated by the Letter of Intent.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent, dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2008

g8wave Holdings, Inc.

By:	/s/ William E. Duke, Jr.
William E. Duke, Jr.
Chief Financial Officer